EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the reference to Netherland Sewell & Associates, Inc. in the prospectus supplement to Registration Statement on Form S-3 (No. 333-130515) and to the reference to our firm under the heading “Experts” in the prospectus supplement.

Netherland Sewell & Associates, Inc.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
October 9, 2006